Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Puma Biotechnology, Inc.

Los Angeles, California

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated September 6, 2011 relating to the financial statements of Puma Biotechnology, Inc. as of December 31, 2010 and for the period from September 15, 2010 (date of inception) through December 31, 2010. We further consent to the reference to our firm in the section on Experts.

San Diego, California	/s/ PKF
February 8, 2012	PKF
Certified Public Accountants A Professional Corporation